UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2006

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2006, Autobytel Inc. (“Autboytel”) entered into a Settlement Agreement (the “Agreement”) with The Cobalt Group, Inc. (“Cobalt”), Dealix Corporation (“Dealix”), and, in limited respect as described below, WP Equity Partners, Inc. (“Warburg”) to settle all claims filed in the action titled Autobytel, Inc. v. Dealix Corporation (the “Litigation”).

Pursuant to the Agreement, the parties to the Litigation will provide one another with a release of claims, and will agree to dismiss the Litigation with prejudice and without any admission of wrongdoing within five business days of Autobytel’s receipt of the Initial Payment (as defined below). In addition, Dealix and Cobalt agree that neither they nor their subsidiaries will assert a claim of patent infringement against Autobytel or any of its affiliates, suppliers or customers, up to and until the later of (i) the point at which Autobytel has been paid in full all settlement payments described below and (ii) six months after the date of the Agreement.

The Agreement provides that Dealix will pay Autobytel a total of $20,000,000 in settlement payments, $12,000,000 of which will be payable within one-hundred and twenty days of November 13, 2006 (such payment, the “Initial Payment”), with the remainder to be paid out in installments of $2,666,666.67 on the next three annual anniversary dates of the Initial Payment (the “Remaining Payments”). Full and punctual payment by Dealix of the Remaining Payments is guaranteed by Warburg. In addition, the Agreement provides that within ten (10) days after an initial public offering of any equity security of Cobalt or Dealix or an acquisition of either entity, all unpaid settlement payments will become due and payable immediately. The Agreement further provides that Autobytel will grant Dealix and Cobalt and their wholly-owned subsidiaries existing as of the date of the Agreement and acquired thereafter, a worldwide, non-transferable, non-exclusive, non-sublicensable license under the patents and patent applications of Autobytel and its subsidiaries as of November 13, 2006, to make, use, sell, offer for sale, and import, with respect to the first twelve months after the Court approves the Agreement, transportation products and services, and thereafter, any products and services without industry limitation. The license is perpetual unless Dealix or Warburg fails to make the payments due under the Agreement or unless Dealix violates the covenant not to sue, as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Autobytel Inc.

By:	/s/ Ariel Amir
Ariel Amir, Executive Vice President and Chief Legal and Administrative Officer

Date: December 22, 2006